AMERICAN FEDERAL

                          EMPLOYEE STOCK OWNERSHIP PLAN






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                                AMERICAN FEDERAL
                          EMPLOYEE STOCK OWNERSHIP PLAN

                                Table of Contents


INTRODUCTION                                                               1

ARTICLE I.  DEFINITIONS                                                    1
            -----------
   1.1.      Account                                                       1
   1.2.      Acquisition Loan                                              1
   1.3.      Affiliate                                                     1
   1.4.      Aggregation Group                                             1
   1.5.      Board                                                         1
   1.6.      Code                                                          2
   1.7.      Compensation                                                  2
   1.8.      Contribution Suspense Account                                 2
   1.9.      Disability                                                    2
   1.10.     Diversification Election                                      2
   1.11.     Effective Date                                                2
   1.12.     Employee                                                      2
   1.13.     Employer                                                      3
   1.14.     Employer Stock                                                3
   1.15.     Entry Date                                                    3
   1.16.     Financed Shares                                               3
   1.17.     Forfeiture                                                    3
   1.18.     Hour of Service                                               3
   1.19.     Leased Employee                                               5
   1.20.     Limitation Year                                               5
   1.21.     Normal Retirement Age                                         5
   1.22.     One-Year Break in Service                                     5
   1.23.     Participant                                                   5
   1.24.     Plan                                                          5
   1.25      Plan Administrator                                            5
   1.26.     Plan Year                                                     5
   1.27.     Qualified Election Period                                     5
   1.28.     Qualified Participant                                         5
   1.29.     Suspense Account                                              6
   1.30.     Trust                                                         6
   1.31.     Trustees                                                      6
   1.32.     Valuation Date                                                6
   1.33.     Vested                                                        6
   1.34.     Year of Service                                               6

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ARTICLE II.  ELIGIBILITY AND PARTICIPATION                                 7
   2.1.      Eligibility for Participation                                 7
   2.2.      Participation of Affiliates, Etc.                             7
   2.3       Termination of Active Participation                           7
   2.4.      Resumption of Active Participation                            7

ARTICLE III. CONTRIBUTIONS                                                 7
   3.1.      Employer Contributions                                        7
   3.2.      Limitations on Annual Additions                               8
   3.3.      Overall Limitations                                           9
   3.4.      Participant Contributions                                    10
   3.5.      Rollover Contributions                                       10

ARTICLE IV.  PARTICIPANTS' ACCOUNTS                                       10
   4.1       Separate Accounts                                            10
   4.2.      Allocations                                                  10
   4.3.      Release from Suspense Account                                11
   4.4.      Dividends on Employer Stock                                  12
   4.5.      Forfeitures                                                  12
   4.6.      Valuations                                                   12
   4.7.      Prohibited Allocation                                        13

ARTICLE V. VESTING                                                        14
   5.1.      Vesting Schedule                                             14
   5.2.      Full Vesting                                                 14
   5.3.      Past Service                                                 14
   5.4.      Breaks In Service                                            14
   5.5.      Treatment of Forfeitures                                     15

ARTICLE VI.  DISTRIBUTIONS FROM THE PLAN                                  15
   6.1.      Time and Manner of Distributions                             15
   6.2.      Diversification Election                                     17
   6.3.      Put Option                                                   17
   6.4.      Designation of Beneficiary                                   18
   6.5.      Proof of Death, Etc.                                         18

ARTICLE VII.  THE PLAN ADMINSITRATOR                                      18
   7.1.      Organization of the Plan Administrator                       18
   7.2.      Operation of the Plan Administrator                          18
   7.3.      Responsibility of the Plan Administrator                     19
   7.4.      Management of Trust Fund Assets                              20
   7.5.      Expenses                                                     20
   7.6.      Allocation and Delegation of Responsibility                  20
   7.7.      Indemnification                                              20
   7.8.      Service of Process                                           20

ARTICLE VIII. THE TRUST                                                   21
   8.1.      Establishment of Trust                                       21

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   8.2.      Interest in Trust                                            21
   8.3.      Accounts                                                     21
   8.4.      Investment of Assets and Voting Rights                       21
   8.5       Acquisition Loans                                            22
   8.7.      Liability of Trustees                                        23
   8.8.      Allocation of Duties                                         24
   8.9.      Legal Limitation                                             24

ARTICLE IX.  GENERAL                                                      24
   9.1.      Amendment of Plan                                            24
   9.2.      Plan Termination                                             25
   9.3.      Notice of Amendment, Etc.                                    25
   9.4.      Non-Alienation of Benefits                                   25
   9.5.      Employment Relation                                          26
   9.6.      Payments to Minors and Incompetents                          26
   9.7.      Missing Persons                                              26
   9.8.      Sole Source of Benefits                                      26
   9.9.      Plan Qualification                                           26
   9.10.     Merger Consolidation, Etc.                                   27
   9.11.     Exclusive Benefit                                            27
   9.12.     Claims for Benefits                                          27
   9.13.     Service of Plan Fiduciaries                                  27
   9.14.     Governing Law                                                28
   9.15.     Gender and Number                                            28
   9.16.     Titles and Headings                                          28

ARTICLE X. TOP-HEAVY PROVISIONS                                           28
   10.1.     Definitions                                                  28
   10.2.     Minimum Contributions                                        30
   10.3.     Vesting                                                      30

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                                  Introduction

         In order to give its Employees an opportunity to share in its profit and growth, enjoy the beneficial incidents of stock ownership, and improve the performance of American Federal Savings Bank (the "Employer"), the Employer hereby adopts an employee stock ownership plan ("ESOP") under Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended (the "Code"), as hereinafter set forth. The Plan is in the form of a stock bonus plan intended to qualify under Section 401(a) of the Code and is designed to invest primarily in qualifying employer securities, as defined in Section 4975(e)(8) of the Code. It is intended that the Plan and its associated Trust will give participating Employees an ownership interest in the Employer, while furthering their personal financial goals. At no time shall any of the funds contributed under the Plan be used for any purpose other than the exclusive benefit of Plan Participants and their beneficiaries.


                             Article I. Definitions

         Wherever used herein, the following words shall have the following meanings, unless otherwise stated:

         1.1. "Account" means the entire interest of a Participant in the Trust.

         1.2. "Acquisition Loan" means any loan to the Plan or Trust described in Section 404(a)(9) of the Code, not prohibited by Section 4975(c) of the Code, including a loan which meets the requirements set forth in Section 4975(d)(3) of the Code and the regulations thereunder, the proceeds of which are used to finance the acquisition of Employer Stock or to refinance such a loan.

         1.3. "Affiliate" means a parent, subsidiary, or other corporation which is a member of the same controlled group of corporations within the meaning of
Section 414(b) of the Code as the Employer.

         1.4. "Aggregation Group" means the Employer and any corporation which becomes a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Employer; any trade or business (whether or not incorporated) which comes under common control (as defined in Section
414(c) of the Code) with the Employer; any organization (whether or not incorporated) which becomes a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under
Section 414(o) of the Code.

         1.5. "Board" means the Board of Directors of the Employer.

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         1.6. "Code" means the Internal  Revenue Code of 1986 and any amendments thereto. All citations to Sections of the Code are to such Sections as they may from time to time be amended or renumbered,

         1.7. "Compensation" means with respect to any Participant, such Participant"s wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer"s trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the renumeration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

         For purposes of this Section, the determination of Compensation shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3) or 402(h)(1)(B).

         For a Participant"s initial year of participation, Compensation prior to the Entry Date on which the Participant commenced participation in the Plan pursuant to Section 2.1 shall not be recognized.

         A Participant"s Compensation in excess of $80,000 during any Plan Year shall not be taken into account for any purpose under the Plan.

         1.8. "Contribution Suspense Account" means the account comprised of excess Employer contributions and Forfeitures maintained in accordance with
Section 3.2(a).

         1.9. "Disability" means a Participant"s inability to engage in the Participant"s usual and customary duties, or other employment offered by the Employer for which the Participant is qualified, by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuedous period of at least six (6) months. Determinations of Disability shall be made by the Plan Administrator in a uniform and nondiscriminatory manner on the basis of the opinion of a qualified physician chosen by the Plan Administrator.

         1.10. "Diversification Election" means an election made in accordance with Section 6.2.

         1.11. "Effective Date" means January 1, 2000. Upon its adoption, the Plan shall take effect on the Effective Date.

         1.12. "Employee" means any person employed by an Employer (including an officer but not a director as such) who receives Compensation from such Employer, but excluding any Employee classified by the Employer as an independent contractor.

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         1.13.  "Employer"  means  American  Federal  Savings  Bank, a federally chartered savings bank, its successors and assigns, and, when the context requires, shall include a participating Affiliate which is designated by the Board in accordance with the provisions of Section 2.2 as an affiliated Employer under the Plan and whose designation as such has become effective and continues in effect. An affiliated Employer may revoke its acceptance of such designation at any time, but until such acceptance has been revoked all the provisions of
the  Plan  shall  apply  to  the   Participants   of  that  Employer  and  their
beneficiaries. Each affiliated Employer by adopting this Plan appoints the Employer and the Plan Administrator as its agent to act for it in all matters relating to the Plan and the Trust, and agrees to furnish the Plan Administrator with such information as may be necessary for the proper administration of the Plan.

         1.14. "Employer Stock" means common stock issued by Eagle Bancorp, the Employer"s parent corporation, which stock is readily tradable on an established securities market. If there is no common stock which meets the foregoing requirement, the term "Employer Stock" means common stock issued by Eagle Bancorp having a combination of voting power and dividend rights equal to or in excess of: (a) that class of common stock of Eagle Bancorp having the greatest voting power, and (b) that class of common stock of Eagle Bancorp having the greatest dividend rights. Noncallable preferred stock shall be deemed to be Employer Stock if such stock is convertible at any time into stock which constitutes Employer Stock hereunder and if such conversion is at a conversion price which (as of the date of the acquisition by the Trust) is reasonable. For purposes of the preceding sentence, pursuant to regulations under 409(e) of the Code, preferred stock shall be treated as noncallable if after the call there will be a reasonable opportunity for a conversion which meets the requirements of the preceding sentence.

         1.15. "Entry Date" means January 1 and July 1 of each Plan Year.

         1.16. "Financed Shares" means any Employer Stock acquired by the Trust with the proceeds of an Acquisition Loan.

         1.17. "Forfeiture" means the part of a Participant"s Account which is not Vested and becomes forfeited following the Participant"s termination of employment.

         1.18. "Hour of Service" means:

          (a) (i) each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Employer during the period in which the duties are performed;

               (ii) each hour for which an Employee is paid, or entitled to payment, by an Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or leave of absence; and

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               (iii) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer.

          (b) Hours of Service determined in accordance with Subsection (a)(i) shall be credited to the period during which the duties were performed.

          (c) Hours of Service determined in accordance with Subsection (a)(ii) shall be credited to the period to which the Employee is compensated for other than the performance of services.

          (d) Hours of Service determined in accordance with Subsection (a)(iii) shall be credited to the period to which the award or agreement relates.

          (e) For purposes of Subsection (a)(ii), a payment shall be deemed to be made by or due from an Employer regardless of whether such payment is made by or due from an Employer directly or indirectly through, among others, a trust fund or insurance company to which an Employer contributes or pays premiums, and regardless of whether contributions made or due to the trust fund, insurance company or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

          (f) Notwithstanding any provision in this Section 1.18 to the contrary, (i) no more than 501 Hours of Service for a Plan Year are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); and (ii) no Hours of Service will be credited to an Employee if payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws.

          (g) Hours of Service with a member of the Aggregation Group shall be recognized, except that simultaneous service with more than one such entity shall not result in duplication of credited Hours of Service.

          (h) Hours of Service shall be computed and credited in accordance with paragraphs (b) and (c) of Section 2530.200b-2 of the Department of Labor Regulations.

          (i) Solely for purposes of determining whether a One-Year Break in Service has occurred in a particular Plan Year, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight Hours of Service per day of such absence, provided that the individual timely provides the Plan Administrator with such information as it shall require regarding such absence. For purposes of this Subsection, an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of the birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited

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     under  this  Subsection  shall be  credited  in the Plan  Year in which the absence begins if the crediting is necessary to prevent a One-Year Break in Service in that period, or in all other cases, in the following Plan Year.

          (j) With respect to those Employees for whom records of actual Hours of Service are not kept (e.g. salaried Employees), Hours of Service shall be credited using an equivalency of 45 Hours of Service for each week for which an Employee is paid or entitled to payment for at least one Hour of Service.

         1.19. "Leased Employee" means any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person ("Leasing Organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the recipient. Notwithstanding the foregoing, a leased employee shall not be considered an employee of the recipient if (a) the leased employee is covered by a money purchase pension plan providing (i) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Code Section 415(c)(3), (ii) immediate participation, and (iii) full and immediate vesting, and (b) leased employees do not constitute more than 20% of the recipient"s non-highly compensated work force.

         1.20. "Limitation Year" means, for purposes of Section 415 of the Code, the Plan Year.

         1.21. "Normal Retirement Age" means an Employee's 62nd birthday.

         1.22. "One-Year Break in Service" means a Plan Year during which a Participant does not complete more than 500 Hours of Service.

         1.23. "Participant" means any Employee participating in the Plan in accordance with Article II.

         1.24. "Plan" means the American Federal Employee Stock Ownership Plan, as set forth herein, as the same may be amended from time to time, and includes the Trust.

         1.25 "Plan Administrator" means the ESOP Committee appointed by the Board to serve at its pleasure to administer the Plan as provided in Article VII.

         1.26. "Plan Year" means the 12-month period ending on December 31 of each year.

         1.27. "Qualified Election Period" means the six-Plan-Year period beginning with the Plan Year in which the Participant first becomes a Qualified Participant.

         1.28. "Qualified Participant" means a Participant who has attained age 55 and who has completed at least 10 years of participation under the Plan.

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         1.29.  "Suspense  Account"  means the account  comprised of unallocated shares of Employer Stock maintained in accordance with Section 4.4 hereof.

         1.30. "Trust" means the American Federal Employee Stock Ownership Trust described in Article VIII which constitutes part of the Plan.

         1.31. "Trustees" means the persons appointed by the Board to serve at its pleasure as Trustees of the Trust.

         1.32. "Valuation Date" means the last day of the Plan Year, and such other date(s) as the Plan Administrator may designate for valuing Plan assets.

         1.33. "Vested" means the portion of a Participant's Account that is nonforfeitable.

         1.34. "Year of Service" means the computation period of 12 consecutive months during which an Employee has completed at least 1,000 Hours of Service with an Employer determined as follows:


          (a) For purposes of eligibility for participation, the computation period shall begin with the date on which the Employee first performs or is credited with an Hour of Service. The participation computation period for determining a Year of Service shall then commence with the first day of the Plan Year which includes the first anniversary of the date on which the Employee first performed an Hour of Service.

          (b) For purposes of determining a Participant's Vested interest in his Account, the computation period shall be the Plan Year.

          (c) Service prior to the Effective Date shall be counted for eligibility and vesting and vesting purposes.

          (d) Notwithstanding any other provision of the Plan, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code.

          (e) Solely for the purposes of determining the date as of which an Employee satisfies the eligibility requirements for participation under
     Article II and for determining Years of Service for vesting under Article V, Years of Service shall be computed by taking into account service with any member of an Aggregation Group, including service as a Leased Employee within such Group. Years of Service may also include any period of prior employment by any predecessor or affiliated organization upon such terms and conditions (uniformly applicable to Participants similarly situated) as the Plan Administrator may approve.

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                    Article II. Eligibility and Participation

         2.1.  Eligibility  for  Participation.   An  Employee  shall  become  a
Participant in the Plan as of the Effective Date, if on such date the Participant has attained age 21 and completed one Year of Service, and otherwise on the Entry Date coinciding with or next following the date he or she has attained age 21 and completed one Year of Service. Leased Employees and Employees covered by a collective bargaining agreement under which retirement benefits were the subject of good faith bargaining, shall not be eligible to participate in the Plan.

         2.2. Participation of Affiliates, Etc. The Employer may at any time and from time to time by action of its Board (a) authorize an Affiliate to participate in the Plan with respect to its employees, or (b) provide for the merger into this Plan, and continuation of as a part of this Plan, any other retirement or pension plan of the Employer or an Affiliate, on such terms and conditions as the Board may establish.

         2.3 Termination of Active Participation. Active participation in the Plan shall cease when a Participant ceases to be an Employee for any reason.

         2.4. Resumption of Active Participation. A former active Participant who resumes employment as an Employee shall recommence participation in the Plan as of the date he or she is credited with his first Hour of Service after reemployment. If an Employee has become a Participant in the Plan and his or her status as an Employee is subsequently terminated due to a transfer of employment to a nonparticipating Affiliate or to a class of persons not treated as Employees, the individual shall resume participation immediately upon his or her reemployment with an Employer or transfer to an eligible classification.


                           Article III. Contributions

         3.1. Employer Contributions.

          (a) For each Plan Year, each Employer shall contribute to the Plan, in cash or shares of Employer Stock, such amount as the Employer in its sole discretion shall determine, which sum may be zero, subject to the limitations imposed by Section 3.2 below; provided, however, that the aggregate contribution for each Plan Year (i) shall not exceed the maximum deductible contribution for such Plan Year under Section 404 of the Code, and (ii) the Employer shall contribute sufficient cash to make any required payments of principal and interest on any outstanding Acquisition Loan. and to restore any Forfeitures pursuant to Section 5.5(b).

          (b) The Employer may contribute all or part of the entire amount due on behalf of one or more other Employers and charge the amount thereof to the Employer responsible therefor. In any Plan Year, the contribution on behalf of Participants who are Employees of an Employer, when expressed as a percentage of the aggregate Compensation of such Participants, may, but need not, be the same as the contribution on behalf of the Participants who are Employees of another Employer.


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          (c)  Contributions for any Plan Year shall be paid to the Trustees not later than the due date (including any extensions thereof) for filing the Employer's federal income tax return for its taxable year on account of which such contribution was made.

          (d) All or part of the contributions made under Section 3.1.(a) may be used to purchase Employer Stock allocated to the Account of any Participant or beneficiary in order to make a distribution under Article VI hereof to any other Participant or beneficiary.

         3.2. Limitations on Annual Additions.

          (a) Notwithstanding any other provision herein, the maximum Annual Additions that may be contributed or allocated to a Participant's Account for any Limitation Year shall not exceed the lesser of:

               (i) the Defined Contribution Dollar Limitation, or

               (ii) 25 percent of the Participant's compensation, within the meaning of Section 415(c)(3) of the Code for the Limitation Year.

The "Defined Contribution Dollar Limitation" shall mean $30,000 or, if greater, one fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code (as adjusted under Section 415(d) of the Code) as in effect for the Limitation Year. The compensation limitation referred to above in
(ii) shall not apply to any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service which is otherwise treated as an Annual Addition, or to any amount otherwise treated as an Annual Addition under Section 415(l)(1) of the Code.

          (b) For purposes of the Plan, "Annual Additions" shall mean, with respect to a Participant, the total of (i) the Employer contributions (whether or not used to pay principal or interest on any Acquisition Loan);
     (ii) Forfeitures  (including any income  attributable to Forfeitures);  and
     (iii) amounts described in Sections 415(l)(1) and 419A(d)(2) of the Code (using the definitions found in Sections 415(l)(2) and 419A(d)(3) of the Code), allocated to a Participant's Account for the Limitation Year by the Employer. Notwithstanding any provision in this Section 3.2(b) to the contrary, if not more than one-third of the total Employer contributions for the Plan Year are allocated to the Accounts of Participants who are highly compensated employees (within the meaning of Section 414(q) of the Code), then the term "Annual Additions" shall not include Forfeitures of Employer Stock if such Employer Stock was acquired with the proceeds of an Acquisition Loan, or any amounts contributed to the Trust by an Employer, if applied to the repayment of interest on an Acquisition Loan. If, as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant's compensation or other limited facts and circumstances that the Commissioner of the Internal Revenue Service finds justifiable under Treasury regulation Section 1.415-6(b)(6), the total Annual Additions to a Participant's Account would otherwise exceed the above limitations, the amount of such excess shall be allocated to a Contribution Suspense Account. The amount allocated to the Contribution Suspense

     Account shall be deemed to be a contribution of the Employer made on account of the Plan for the next Plan Year.

          (c) If any Employer maintains any other defined contribution plan, each Participant's Annual Additions under the Plan shall be aggregated with the Participant's annual additions (within the meaning of Section 415(c)(2) of the Code) under each such other plan for the purposes of applying the limitations of Section 3.2(b). In the event the aggregated plan limitations of this Section 3.2 would be exceeded, the contributions provided under the other plan shall be reduced to the extent necessary to achieve compliance with the limitations of Section 415 of the Code.

         3.3. Overall Limitations.

          (a) If a Participant participates, or previously participated, in one or more defined benefit plans (as defined in Section 414 (j) of the Code) maintained by the Aggregation Group, the sum of the following fractions shall not exceed 1.0 as of the end of any Plan Year:

               (i) Defined Contribution Fraction -- the numerator of which is the sum of all Annual Additions for the Participant as of the end of the Plan Year under all defined contribution plans for the current and all prior Plan Years of the Aggregation Group in which the Participant participates (including Annual Additions attributable to the
          Participant's nondeductible Employee contribution to all defined benefit plans, whether or not terminated, maintained by the Aggregation Group, and the Annual Additions attributable to all welfare benefit funds, as defined in Section 419(e) of the Code, and individual medical benefit accounts, as defined in Section 415 (l)(2) of the Code, maintained by the Aggregation Group), and the denominator of which is the sum of the lesser of the following amounts for the current Plan Year and for each Plan Year in which the Participant was employed by an Employer:

                    (A) 125 % of the dollar  limitation  in effect for such year under Section 415(c)(1)(A) of the Code, or

                    (B) 140% of the maximum amount that may be taken into account for such year pursuant to Section 415(c)(1)(B) of the Code.

         The limits of (A) and (B) shall be applied as though the Plan and referenced Sections of the Code had been in effect during the entire period of the Participant's employment with an Employer.

               (ii) Defined Benefit Fraction -- the numerator of which is the aggregate projected annual benefit (determined as of the last day of the Plan Year) for the Participant under all defined benefit plans maintained by the Aggregation Group, and the denominator of which is the lesser of:

                    (A) 125% of the  dollar  limitation  in effect for such Plan
               Year under Section 415(b)(1)(A) and 415(d) of the Code, or

                    (B) 140% of the maximum amount that may be taken into account under Section 415(b)(1)(B) of the Code with respect to the Participant for such Plan Year.

          (b) The 125% applied in Section 3.3(a) shall be reduced to "100%" for any Plan Year in which either:

               (i) the Plan is included in the Aggregated Plans which are Top-Heavy (as defined in Article X), and the Plan or any other plan included in the Aggregated Plans fails to provide the minimum benefit prescribed by Section 416(h) of the Code and the regulations thereunder; or

               (ii) the Plan is included in the Aggregated Plans which would be Top-Heavy if 90% were substituted for 60% in the definition of Top-Heavy.

          (c) In the event that the combined  plan  limitations  of this Section
     3.3 are exceeded, the benefits provided under the defined benefit plan shall be reduced to the extent necessary to achieve compliance with the limitations of Section 415 of the Code.

         3.4. Participant Contributions. No Participant shall be required or permitted to contribute to the Plan.

         3.5. Rollover Contributions. This Plan will not accept rollover contributions from any other tax-qualified retirement plan or individual retirement account.

                       Article IV. Participants' Accounts

         4.1 Separate Accounts. The Plan Administrator shall maintain an Account for each Participant, to which shall be credited, as of each Valuation Date, the Participant"s share of Employer contributions to the Plan, Forfeitures under the Plan, if any, and all earnings and/or losses thereon. Separate subaccounts shall be maintained to record each Participant"s interest in Employer Stock and other investments of the Trust.

         4.2. Allocations. Employer Stock contributed to the Plan with respect to a Plan Year, Employer Stock released from the Suspense Account pursuant to
Section 4.3(a) with respect to a Plan Year, and Employer contributions and Forfeitures (other than Employer contributions and Forfeitures used to pay principal or interest on an Acquisition Loan) for such Plan Year shall be allocated to the Accounts of all Participants who are employed by an Employer on the last day of the Plan Year and are credited with 1,000 or more Hours of Service during such Plan Year, or whose employment terminated during such Plan Year by reason of death, Disability, or at or after the attainment of Normal Retirement Age. The amount of Employer Stock or cash allocated to each Participant's Account shall be in the proportion that the Participant's Compensation for the Plan Year from such Employer bears to the Compensation of all such Plan Participants employed by such Employer for such Plan Year. Allocations of Employer Stock shall be expressed in terms of the number of whole and fractional interests in Employer Stock.

         4.3. Release from Suspense Account.

          (a) Financed Shares shall initially be credited to a Suspense Account and shall be allocated to the Accounts of Participants only as payments of principal and interest on the Acquisition Loan are made by the Trustees. The number of Financed Shares to be released from the Suspense Account for allocation to Participants' Accounts for each Plan Year shall be based upon the ratio that the payments of principal and interest on the Acquisition Loan for the Plan Year bear to the total projected payments of principal and interest for the Plan Year and over the remainder of the Acquisition Loan repayment period (determined without any reference to any possible extensions or renewals thereof). For purposes of computing the above ratio, if the interest rate on an Acquisition Loan is variable, the interest to be paid in subsequent Plan Years shall be calculated by assuming that the interest rate in effect as of the end of the applicable Plan Year will be the interest rate in effect for the remainder of the term of the
     Acquisition  Loan.   Notwithstanding  the  foregoing,  in  the  event  such
     Acquisition Loan shall be repaid with the proceeds of a subsequent Acquisition Loan (the "Substitute Loan"), such repayment shall not operate to release all such Employer Stock in the Suspense Account, but, rather, such release shall be effected pursuant to the foregoing provisions of this
     Section 4.3 on the basis of payments of principal and interest on the Substitute Loan.

          (b) At the  Employer's  option,  in lieu of applying the provisions of
     Section 4.3(a) with respect to an Acquisition Loan, Employer Stock shall be released from the Suspense Account as the principal amount of such Acquisition Loan is repaid (without regard to interest payments), provided the following three conditions are satisfied:

               (i) the Acquisition Loan shall provide for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten (10) years;

               (ii) the interest portion of any payment shall be disregarded only to the extent it would be treated as interest under standard loan amortization tables; and

               (iii) if the Acquisition Loan is renewed, extended or refinanced, the sum of the expired duration of the Acquisition Loan and the renewal, extension or new Acquisition Loan period shall not exceed ten
          (10) years.

          (c) If at any time there is more than one Acquisition Loan outstanding, separate accounts shall be established within the Suspense Account for each such Acquisition Loan. Each such Acquisition Loan for which a separate account is maintained shall be treated separately for purposes of the provisions governing the release of Employer Stock from the Suspense Account under this Section 4.3.

          (d) It is intended that the provisions of this Section 4.3 shall be applied and construed in a manner consistent with the requirements of
     Section 54.4975-7(b)(8) of the Treasury regulations. Employer Stock released from the Suspense Account for a Plan Year in accordance with this
     Section 4.3 shall be held in the Trust on an unallocated basis until allocated by the Plan Administrator pursuant to Section 4.2 as of the last day of that Plan Year.

         4.4. Dividends on Employer Stock

          (a) Dividends declared and paid on shares of Employer Stock allocated to Participants" Accounts shall, bein the discretion of the Plan Administrator, be (i) allocated to each Participant"s Account in proportion that the number of shares of Employer Stock allocated to the Participant"s Account bears to the total number of allocated shares of Employer Stock in the Trust., or (ii) used to repay an Acquisition Loan; provided, however, that if cash dividends on allocated shares of Employer Stock are used to repay an Acquisition Loan, Employer Stock having a fair market value not less than the amount of the dividend which would otherwise have been credited to a Participant"s Account shall be allocated to each such Account.

          (b) Cash dividends declared and paid on Employer Stock held in the Suspense Account shall be used to repay the related Acquisition Loan. Stock dividends on Employer Stock held in the Suspense Account shall be held in the Suspense Account and released as provided in Section 4.3.

          (c) If so determined by the Plan Administrator, any cash dividends on Employer Stock allocated to Participants" Accounts may be paid currently (or within ninety (90) days after the end of the Plan Year in which the dividends are paid to the Trust) in cash to such Participant on a nondiscriminatory basis, or the Employer may pay such dividends directly to Participants. Such distribution (if any) of cash dividends to Participants may be limited to Participants who are still Employees, may be limited to dividends on shares of Employer Stock which are then Vested or may be applicable to dividends on all shares allocated to Participants' Accounts.

         4.5 Forfeitures.

         The allocation of Forfeitures to Participants" Accounts of Forfeitures shall be made after application of the rules set forth in Section 5.5.

         4.6. Valuations.

          (a) As of the Valuation Date, each Participant's Account shall be valued at fair market value and credited with the Participant"s allocable share of any Forfeitures, earnings, losses or expenses of the Trust.

          (b) All valuations of Employer Stock which are not readily tradable on an established securities market with respect to activities carried on by the Plan shall be made by an independent appraiser meeting requirements similar to those contained in Treasury regulations under Section 170(a)(1) of the Code.

          (c) The allocation to a Participant's Account of earnings, losses, or expenses of the Trust shall be made (i) in the first Plan Year, in the same proportion as the allocation made pursuant to Section 4.2 hereof, and (ii) in each succeeding Plan Year, in the proportion that the Participant"s Account balance at the close of business as of the last day of the prior Plan Year bore to the total Account balances of all Plan Participants as of such date.

         4.7. Prohibited Allocation.

          (a) No portion of the Trust attributable to (or allocable in lieu of) Employer Stock acquired by the Plan in a sale to which Section 1042 of the Code applies ("Section 1042 Stock") may accrue or be allocated directly or indirectly under the Plan:

               (i) during the "Nonallocation Period", for the benefit of

                    (A) any taxpayer who makes an election under Section 1042(a)
               of the Code with respect to the Employer Stock,

                    (B) any  individual  who is related to the taxpayer  (within the meaning of Section 267(b) of the Code), except as provided below,

               (ii) for the benefit of any other person who owns (after application of Section 318(a) of the Code applied without regard to the employee trust exception of Section 318(a)(2)(B)(i)) more than 25 percent of

                    (A) any class of  outstanding  stock of the  Employer or any
               Affiliate, or

                    (B) the  total  value of any class of  outstanding  stock of
               Employer or any Affiliate.

          (b) Notwithstanding the foregoing, Section 1042 Stock or other assets in the Trust in lieu thereof may accrue or be allocated to lineal descendants of the taxpayer referred to in Section 4.7(a)(i)(A) above, provided that the aggregate amount allocated to the benefit of all such lineal descendants during the "Nonallocation Period" does not exceed more than five percent (5%) of the Section 1042 Stock (or amounts allocated in lieu thereof) held by the Plan which are attributable to a sale to the Plan by any person related to such descendants (within the meaning of Section 267(c)(4)) of the Code.

          (c) A person shall be treated as failing to meet the stock ownership limitation under Section 4.7(a)(ii) above if such person fails such limitation:

               (i) at any time during the one (1) year period ending on the date of sale of Section 1042 Stock to the Plan, or

               (ii) on the date as of which Section 1042 Stock is allocated to Participants in the Plan.

          (d) for purposes of this Section 4.7, "Nonallocation Period" means the period beginning on the date of the sale of the Section 1042 Stock and ending on the later of:

               (i) the date which is ten (10) years after the date of sale, or

               (ii) the date of the Plan allocation attributable to the final payment of the Acquisition Loan incurred in connection with such sale.


                               Article V. Vesting

         5.1. Vesting Schedule. A Participant's interest in his or her Account shall become Vested as follows:

       Participant"s
     Years of Service                                      Vested Percentage
     ----------------                                      -----------------
          2 or less                                                0%
          3                                                       20%
          4                                                       40%
          5                                                       60%
          6                                                       80%
          7 or more                                              100%


         5.2. Full Vesting. Notwithstanding the provisions of Section 5.1 above, each Participant shall become fully Vested upon the attainment of Normal Retirement Age, death or Disability (provided the Participant is employed by an Employer on that date), or the date on which the Participant is required to be fully Vested under the applicable provisions of the Code on account of the termination or partial termination of the Plan or the complete discontinuance of contributions to the Plan.

         5.3. Past Service. For purposes of determining a Participant's Vested interest in his or her Account, Years of Service shall include employment with an Employer before the Effective Date.

         5.4. Breaks In Service.

          (a) Except as  provided  in  paragraphs  (b) and (c)  below,  all of a
     Participant's   Years  of  Service  shall  be  used  in   determining   the
     Participant's Vested interest in his or her Account.

          (b) If a Participant terminates employment and incurs five (5) or more consecutive One-Year Breaks in Service, then in the event that the Participant is reemployed, all Years of Service after such termination will be disregarded for the purpose of determining the Participant's Vested interest in his or her Account that accrued before such Breaks.

          (c) If a Participant had no Vested interest at the time the Participant terminated employment, Years of Service prior to any period of consecutive One-Year Breaks in Service shall not be taken into account if the number of consecutive One-Year Breaks in Service equals or exceeds the greater of five (5), or the number of Years of Service credited to the Participant prior to such Break(s).

         5.5. Treatment of Forfeitures.

          (a) If a Participant terminates employment, and receives and, pursuant to Section 6.1, receives the value of the Participant"s Vested interest in his Account, the portion of the Account which is not Vested will be treated as a Forfeiture. For purposes of this Section 5.5(a), if the percentage of a Participant"s Vested interest in his Account is zero, the Participant shall be deemed to have received a distribution of such interest as of the Valuation Date coinciding with or next following the Participant"s termination of employment. If a Participant terminates employment and does not receive a distribution or deemed distribution, then any amount credited to the Participant"s Account which is not Vested at the time of the Participant"s termination of employment shall be forfeited shall become a Forfeiture as of the end of the Participant"s fifth consecutive One-Year Break in Service. If a portion of a Participant"s Account is forfeited, Employer Stock allocated to the Participant"s aAccount shall be forfeited only after other assets.

          (b) If a former Participant shall be reemployed by the Employer before incurring five (5) consecutive One-Year Breaks in Service, and such former Participant had received, or was deemed to have received, a distribution of the Participant"s Vested interest in his Account prior to his reemployment, the forfeited amount the nonvested portion of the Participant"s Account, and any undistributed portion of the Participant"s Vested interest in the Account shall be reinstated, and both prior and subsequent Years of Service shall be taken into account, subject to the rules of Section 5.4, for purposes of determining the Participant"s Vested interest in such reinstated Account. The amount of the Forfeiture or, in the event of a deemed distribution, the undistributed portion of the Participant"s Account, shall be restored in full based on the value of Employer Stock and other assets at the date of Forfeiture, unadjusted by any gains or losses occurring subsequent to the Valuation Date coinciding with or preceding the Participant"s termination of employment. The amount necessary to restore the Account shall be derived first from the net earnings of any Accounts forfeited in such Plan Year; second, from any Forfeitures at the end of such Plan Year; and third, from Employer contributions.

          (c) All Forfeitures occurring during any Plan Year shall be used first to restore any Forfeitures for reemployed individuals pursuant to Section 5.5(b), and any remainder shall be allocated among Participants in proportion to their Compensation as provided in Section 4.2.


                     Article VI. Distributions from the Plan

         6.1. Time and Manner of Distributions.

          (a) Distribution of the balance in a Participant"s Account shall commence as soon as practicable after the date of the Participant"s death, retirement at or after Normal Retirement Age, or Disability. Distribution of amounts allocated to the Accounts of such Participants for the Plan Year in which the Participant died, retired at or after Normal Retirement Age, or incurred a Disability shall be made as soon as administratively practicable after the allocation for the Plan Year has been determined.

          (b) Upon a Participant"s separation from service for any reason not described in Section 6.1(a), unless the Participant elects to defer distribution of his or her Account, distribution of the Vested interest in portion of the Participant"s Account shall commence not later than ninety
     (90) days after the close of the fifth Plan Year following the Plan Year in which the Participant separated from service and is not reemployed. Notwithstanding the foregoing, if the value of the Vested portion of a Participant"s Account exceeds Five Thousand Dollars ($5,000), the
     Participant may elect to defer distribution until his or her Normal Retirement Age.

          (c) Notwithstanding any other provision of the Plan, unless a Participant elects otherwise, distribution of the value of the Vested interest inportion of the Participant"s Account must commence not later than the sixtieth (60th) day after the close of the Plan Year in which occurs the latest of: (i) the date the Participant attained age 65; (ii) the date the Participant"s employment terminates; or (iii) the tenth (10th) anniversary of the date on which the Participant commenced participation in the Plan.

          (d) A Participant"s benefits must begin to be distributed in accordance with the requirements of the Code not later than April 1st of the calendar year following the later of: (i) the calendar year in which the Participant attains age 70 1/2, or (ii) the calendar year in which the Participant retires; provided, however, that (A) clause (ii) shall not apply in the case of a Participant who is a five percent (5%) owner at any time during the five (5) Plan Year period ending in the calendar year in which he attains 70 1/2, and (B) in the case of a Participant who becomes a five percent (5%) owner thereafter, clause (ii) shall cease to apply.

          (e) Distributions shall be made in a lump sum, or at the Participant"s election, in five (5) level annual installments. Distribution of the Vested portion of a Participant"s Account shall be made in a lump sum. All distributions shall be made in the form of Employer Stock, except for the value of fractional shares, which shall be made in cash.

          (f) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Participant's election under this Section 6.1(f), a Participant may elect, at the time and in the manner prescribed by the Plan Administrator, to have all or any portion of an eligible rollover distribution paid in a direct rollover directly to an eligible retirement plan specified by the Participant.

         An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the Participant, except that an eligible rollover distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant's designated beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and (iv) other items designated not to be eligible rollover distributions by regulation, revenue ruling, notice, or other guidance issued by the Department of the Treasury.

         An "eligible retirement plan" is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the Participant's eligible rollover distribution. However, in the case of an eligible rollover distribution to a surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity. The Participant's surviving spouse and the Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p), are considered Participants with regard to the interest of the spouse or former spouse.

         6.2. Diversification Election.

          (a) Each Qualified Participant shall be permitted to make a Diversification Election with respect to 25 percent of the total number of shares of Employer Stock acquired by or contributed to the Plan that have ever been allocated to such Qualified Participant"s Account (reduced by the number of shares to which any prior Diversification Election applied)
     within 90 days after the last day of each Plan Year during the Participant"s Qualified Election Period. Within 90 days after the close of the last Plan Year in the Participant"s Qualified Election Period, a Qualified Participant may make a Diversification Election with respect to 50 percent of the total number of shares of Employer Stock acquired by or contributed to the Plan that have ever been allocated to such Qualified Participant"s Account (reduced by the number of shares previously distributed pursuant to a Diversification Election). A Participant"s Diversification Election shall be submitted to the Plan Administrator in writing and shall specify one of the options set forth in Section 6.2(b) or 6.3(c).

          (b) If the Diversification Election so directs, the Plan shall distribute the portion of the Participant's Account that is covered by the Diversification Election within 90 days after the last day of the period during which the Diversification Election can be made.

          (c) In lieu of a distribution under Section 6.2(b), a Diversification Election may direct the Plan to transfer the portion of the Participant's Account that is covered by the Diversification Election to another qualified plan of an Employer which accepts such transfers, provided that such plan permits employee-directed investments. Such transfer shall be made no later than 90 days after the last day of the period during which the election can be made.

         6.3. Put Option. If at the time of distribution, Employer Stock distributed from the Trust is not treated as "readily tradable on an established market" within the meaning of Section 409(h) of the Code, a Participant or beneficiary who receives shares of such Employer Stock pursuant to Section 6.1 or 6.2 shall have the right (a "put") to require the Employer"s parent, Eagle Bancorp, to purchase the shares of Employer Stock for their fair market value determined pursuant to Section 4.63. The put shall be exercisable by written notice to the Plan Administrator during the first 60 days after the stock is distributed by the Plan and, if not exercised in that period, during the first 60-day period in the next Plan Year after the valuation of Employer Stock under
Section 4.36(b) has been completed. If the put is exercised, the Trustees may, in their discretion, assume Eagle Bancorp"s rights and obligations with respect to purchasing the stock. If the put is exercised, payment of the fair market value of the distributed sharesa Participant's Account balance shall be made in a lump sum not later than thirty (30) days after the Participant exercises the put option. The put set forth in this Section shall be nonterminable and shall continue in effect to the extent provided herein even though all Acquisition Loans have been repaid, or the Plan ceases to be a qualified ESOP.

         6.4. Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries to receive any benefits payable to him under the Plan upon the Participant"s death and may change any such designation at will. Such beneficiary or beneficiaries shall receive benefits pursuant to Section
6.1. of the Plan. Any designation or change of designation shall be made in writing in the form and manner prescribed by the Plan Administrator and shall be effective upon receipt by the Plan Administrator. Notwithstanding the foregoing, if the Participant is married, the Participant"s surviving spouse shall be the designated beneficiary, unless such spouse has consented in a duly notarized written consent to the designation of another beneficiary (or unless the Plan Administrator determines in accordance with the Code that no such consent is necessary). If the Participant fails to properly designate a beneficiary, or if the Plan Administrator shall be unable to locate the designated beneficiary after reasonable efforts have been made, or if no named beneficiary shall survive the Participant, distribution of the Vested portion of entire value of the the deceased Participant's Account shall be made to the Participant's estate.

         6.5. Proof of Death, Etc. The Plan Administrator may require the execution and delivery of such documents, papers and receipts as the Plan Administrator may determine necessary or appropriate in order to establish the fact of death of the Participant and the right and identity of any beneficiary or other person or persons claiming any benefits under this Plan.


                       Article VII. The Plan Administrator

         7.1. Organization of the Plan Administrator The Board shall appoint in writing an ESOP Committee of not less than three (3) persons to serve as Plan Administrator. The Plan Administrator shall elect a Chairman from their number, and a Secretary who may, but need not, be named as a Plan Administrator. Any person serving as a Plan Administrator, any subcommittee or agent to whom the Plan Administrator delegates any authority, and any other person or group of persons, may serve in more than one fiduciary capacity with respect to the Plan. A person exercising administrative responsibilities delegated by the Plan Administrator shall be subject to removal by the Plan Administrator at any time, and may resign by delivering a written resignation to the Plan Administrator. The Plan Administrator shall report to the Board periodically with regard to the matters for which it is responsible under the Plan, but in no event less frequently than at each annual meeting.

         7.2. Operation of the Plan Administrator. ESOP Committee members serving as Plan Administrator from time to time may make such rules regarding their services as Plan Administrator as they may deem necessary or appropriate. No person serving as a Plan Administrator shall be entitled to act on or decide any matter relating to any of his or her rights or benefits under the Plan. All decisions of the Plan Administrator not allocated to a specified person as provided in Section 7.6 shall be made by majority vote.

         7.3. Responsibility of the Plan Administrator. The Plan Administrator shall be the named fiduciary of the Plan and shall serve as the administrator as defined in Section 3(16) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan Administrator shall have general responsibility for:

               (i) Operating, interpreting and administering the Plan in accordance with the terms of the pertinent documents, written resolutions adopted from time to time governing the Plan and any related funding agreement;

               (ii)   Determining   benefit   eligibility  and  certifying  such
          eligibility to the Trustees;

               (iii) Establishing procedures and adopting uniform rules and regulations including, without limitation, funding and liquidity policies for the Trust, as it deems necessary or appropriate for the effective administration of the Plan;

               (iv)  Hiring   persons  and   organizations   to  provide  legal,
          accounting, actuarial and other services necessary to the Plan;

               (v) Issuing directions for the payment of any fees, taxes, charges or other costs incidental to the operation and management of the Plan as provided in Section 7.5;

               (vi) Preparing and filing all reports and returns required to be filed by the Plan with any government agency and submitting an annual report of the operations of the Plan to the Board;

               (vii) Compliance with all disclosure requirements imposed by state or federal law;

               (viii) Maintenance of all records of the Plan other than those required to be maintained by the Trustees, including, without limiting the foregoing, records and information with respect to the employment date, date of participation in the Plan and, elections by Participants, their spouses and beneficiaries, and consents granted and determinations made under the Plan and the Trust; and

               (ix) Performance of all other acts required by law to be performed by the Plan Administrator.

The Plan Administrator shall have, except as otherwise provided herein, all powers necessary to carry out the provisions of the pertinent documents, shall have the exclusive right to construe such documents and to determine and resolve any question that may arise in connection with the funding, application or administration of the Plan, and may secure all reasonable assistance and advice in the performance of its duties. The Plan Administrator shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or person who is employed or engaged for such purposes.

         7.4. Management of Trust Fund Assets. The Trustees shall have exclusive responsibility under the Plan for the management and control of the assets of the Trust.

         7.5. Expenses. The persons serving as Plan Administrator shall be reimbursed for any reasonable expenses incurred in connection with their services. All costs and expenses incurred in the implementation, administration and operation of the Plan, including the Plan Administrator's expenses, shall be paid by the Plan to the extent not paid by the Employer. Except as otherwise required by ERISA, no bond or other security shall be required of the Plan Administrator or any member thereof in any jurisdiction.

         7.6. Allocation and Delegation of Responsibility. The persons serving as Plan Administrator may allocate their duties among themselves in any manner they deem appropriate, by a written agreement signed by all persons serving as Plan Administrator. A copy of any such agreement shall be delivered to the Board and a copy shall be maintained with the Plan records. In the event the Plan Administrator should so allocate its duties, an individual shall be liable only for those duties specifically allocated to him or her under the agreement, and not for those allocated to any other person. The Plan Administrator may delegate to any person or agent its responsibility to perform any act hereunder, including, without limitation, those matters involving the exercise of discretion, provided that such delegation shall be subject to revocation at any time at the discretion of the Plan Administrator.

         7.7. Indemnification, To the maximum extent permitted by law, no person serving as Plan Administrator shall be personally liable by reason of any contract or other instrument executed by the person or on his behalf in his capacity as a Plan Administrator nor for any mistake of judgment made in good faith, and the Employer shall indemnify and hold harmless directly from its own assets (including the proceeds of any insurance policy, the premiums of which are paid from the Employer's own assets) each person serving as Plan Administrator and each other officer, Employee, or director of the Employer to whom any duty or power relating to the administration or interpretation of the Plan or to the management and control of the assets of the Plan may be delegated or allocated, against any cost or expense (including counsel fees) or liability (including any amount imposed in the form of a money judgment, civil penalty, excise tax, or any sum paid in settlement of a claim with the approval of the Employer) arising out of any act or omission to act in connection with the Plan unless arising out of such person's gross negligence, willful misconduct or bad faith. No such individual shall be liable with respect to a breach of fiduciary duty if such a breach occurred before the individual became a fiduciary or after he or she ceased to be a fiduciary.

         7.8. Service of Process. The President of the Employer, its Chief Financial Officer, or or such other person(s) as may from time to time be designated by the Plan Administrator, shall be the agents for service of process under the Plan.

                             Article VIII. The Trust

         8.1. Establishment of Trust. The Employer shall execute a trust agreement with three (3) Trustees appointed by the Board, establishing the American Federal Employee Stock Ownership Trust into which all contributions to the Plan shall be paid, and from which all benefits under the Plan and any Plan expenses not paid directly by the Employer shall be paid. All contributions to the Plan shall be paid over to the Trustees and held pursuant to the provisions of the Trust

         8.2. Interest in Trust. No person shall have any interest in or right to any part of the earnings or the assets of the Trust, except as and to the extent provided herein. The Employer and any participating affiliated Employers shall have no liability for the payment of benefits from the Trust nor for the administration of funds paid to the Trustees.

         8.3.  Accounts.  The Trustees  shall  receive  Employer  contributions, invest and reinvest Trust assets and earnings thereon and make such disbursements from the Trust as may be directed by the Plan Administrator in writing. A Participant's interest in the Trust shall be reflected in his or her Account. One or more subaccounts may be established under each Participant's Account for such purposes as the Plan Administrator deems appropriate. Notwithstanding the foregoing, the Trust shall be treated as a single trust for purposes of investment and administration, and nothing contained herein shall require a physical segregation of assets for any Account. The Trustees shall render an account of the transactions of the Trust to the Board at least annually and at such other times as may reasonably be required by the Board.

         8.4. Investment of Assets and Voting Rights.

          (a) The Trustees shall invest all contributions to the Plan and any earnings thereon primarily in Employer Stock, provided that no investment in such Stock shall be made at a price in excess of the fair market value of such Stock at the time of purchase. Assets of the Trust not invested in Employer Stock shall be invested by the Trustees or by an investment manager appointed by the Trustees. Employer contributions made in cash, and other cash received by the Trustees, may be used to acquire Employer Stock directly from Eagle Bancorp or its shareholders, or by purchase on the open market.

          (b) All voting and tender offer rights with respect to Employer Stock held by the Trust shall be exercised by the Trustees in accordance with the following provisions of this Section 8.4(b):

               (i) At least 30 days before each annual or special shareholders" meeting of Eagle Bancorp, the Plan Administrator shall cause each participant to be furnished with a copy of the proxy solicitation material, together with a form requesting confidential instructions on how the Employer Stock allocated to such Participant"s Account (including fractional shares to 1/1000th of a share) are to be voted. Upon timely receipt of such instructions, as tabulated by the transfer agent, the Trustees shall vote the Employer Stock in accordance with such instructions.

          The instructions received from Participants shall be held by the Trustees in strict confidence and shall not be divulged or released to any person including officers or Employees of any Employer or Affiliate.

               (ii) The Trustees shall not vote any allocated Employer Stock for which voting instructions are not timely received from Participants pursuant to paragraph (i) above.

               (iii) The Trustees shall vote unallocated shares of Employer Stock held in the Trust.

               (iv) The Plan Administrator shall cause each Participant to be notified of a tender or exchange offer and utilize its best efforts to distribute or cause to be distributed to each Participant in a timely manner all information distributed to shareholders of Eagle Bancorp in connection with any such tender or exchange offer. Each Participant shall have the right from time to time with respect to the Employer Stock allocated to his account to instruct the Trustees in writing as to the manner in which to respond to any pending tender or exchange offer for all such Employer Stock or any portion thereof. The Trustees shall tender or exchange such Employer Stock as and to the extent so instructed. The Trustees shall not sell, convey or transfer any allocated Employer Stock for which no directions are timely received from participants pursuant to this paragraph. The individual instructions received by the Trustees from Participants shall be held in strict confidence by the Trustees and shall not be divulged or released to any person, including officers or Employees of any Employer or of any Affiliate; provided, however, that the Trustees shall advise the Employer, at any time upon request, of the total number of shares not subject to instructions to tender or exchange. The Trustees and the Plan Administrator shall not make recommendations to Participants on whether to instruct the Trustees to tender or exchange.

               (v) The Trustees shall determine, in the exercise of their fiduciary responsibilities, whether or not to sell, convey or transfer any unallocated shares of Employer Stock held in the Trust in response to a tender or exchange offer.

         8.5 Acquisition Loans. The Trustees may incur Acquisition Loans from time to time to finance the acquisition of Financed Shares for the Trust, to repay such Acquisition Loan, or to repay a prior Acquisition Loan. All Acquisition Loans shall satisfy the following requirements:

          (a) The Acquisition Loan must be at a reasonable rate of interest;

          (b) Any collateral pledged to the creditor by the Plan shall consist only of Employer Stock purchased with the borrowed funds or that were used as collateral on a prior Acquisition Loan repaid with the proceeds of the current Acquisition Loan;

          (c) Under the terms of the Acquisition Loan, any pledge of Employer Stock shall provide for the release of shares so pledged on a pro-rata basis pursuant to Section 4.3;

          (d) Under the terms of the Acquisition Loan, the creditor shall have no recourse against the Plan except with respect to such collateral, earnings attributable to such collateral, Employer contributions (other than contributions of Employer Stock) that were made to meet obligations under the Loan, and earnings attributable to such contributions;

          (e) The Acquisition Loan must be for a specific term and may not be payable at the demand of any person, except in the event of default;

          (f) In the event of default, the value of Plan assets transferred in satisfaction of the Acquisition Loan shall not exceed the amount of default. If the lender is a disqualified person, an Acquisition Loan shall provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the Acquisition Loan; and

          (g) Acquisition Loan payments during a Plan Year must not exceed an amount equal to: (i) the sum, over all Plan Years, of all contributions and cash dividends paid by the Employer to the Plan with respect to such Acquisition Loan and earnings on such Employer contributions and cash dividends, less (ii) the sum of the Acquisition Loan payments in all preceding Plan Years. A separate accounting shall be maintained for such Employer contributions, cash dividends and earnings until the Acquisition Loan is repaid.

         For purposes of this Section, the term "disqualified person" means a person within the meaning of Section 4975(e)(2) of the Code who is a fiduciary, a person providing services to the Plan, an Employer any of whose Employees are covered by the Plan, an employee organization any of whose members are covered by the Plan, an owner, direct or indirect, of 50% or more of the total combined voting power of all classes of voting stock or of the total value of all classes of stock, or an officer, director, 10% or more shareholder, or a highly compensated Employee.

         No Employer Stock, except as provided in Section 6.3, acquired with the proceeds of an Acquisition Loan may be subject to a put, call, or other option, or buy-sell or similar arrangement when held by and when distributed from the Trust, whether or not the Plan is then an ESOP. The protections and rights granted in this section are nonterminable, and such protections and rights shall continue to exist under the terms of this Plan so long as any Employer Stock acquired with the proceeds of an Acquisition Loan is held by the Trust or by any Participant or other person for whose benefit such protections and rights have been created, and neither the repayment of such Loan nor the failure of the Plan to be an ESOP, nor an amendment of the Plan shall cause a termination of said protections and rights.

         8.7. Liability of Trustees. The Trustees shall administer the Trust, in accordance with the Plan documents, solely for the benefit of Plan Participants, with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man familiar with such matters would employ acting in a like capacity and with like aims, and shall be liable only to the extent the Trustees fail to act in such manner. Each Trustee shall be liable for a breach of such duty by another Trustee only to the extent he could have prevented such breach, or participated therein, or failed to make reasonable efforts to remedy such breach after obtaining knowledge thereof. No Trustee shall incur any liability on account of any action taken at the direction of the Board or the Plan Administrator in accordance with the terms of the Plan or for any investment decision made at the direction of a Participant or an investment manager appointed by the Plan Administrator in the prudent exercise of its duties.

         8.8. Allocation of Duties. The Trustees shall have the power to allocate their duties among themselves by a written instrument signed by all the Trustees, copies of which are delivered to the Board. In the event the Trustees should so allocate their responsibilities, each Trustee shall be liable only for those duties specifically allocated to him or her, and not for those not specifically allocated to another Trustee.

         8.9. Legal Limitation. Neither the Plan Administrator nor the Trustees shall be required to engage in any transaction, including, without limitation, the purchase or sale of Employer Stock, if said party determines in its sole discretion that such action might tend to subject itself, the Plan, an Employer or any Participant to liability under federal or state laws.


                               Article IX. General

         9.1. Amendment of Plan. (a) The Employer reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to conform with governmental regulations or other policies, to modify or amend in whole or in part any or all of the provisions of the Plan, without the consent of any Affiliate, Participant or beneficiary.

          (b) In the event the vesting schedule provided in Section 5.1 is amended, or changed on account of the Plan becoming or ceasing to be Top-Heavy, any Participant who has completed at least three (3) Years of Service may elect to have his Vested interest in his Account determined under the Plan without regard to such amendment or change by notifying the Plan Administrator in writing within the election period hereinafter described. The election period shall begin on the date such amendment is adopted or the date such change is effective, as the case may be, and shall end no earlier than the latest of the following dates:

               (i) the date which is 60 days after the day such amendment is adopted;

               (ii) the date which is 60 days after the day such amendment or change becomes effective; or

               (iii) the date which is 60 days after the day the Participant is given written notice of such amendment or change by the Plan Administrator.

Any election made pursuant to this Section 9.1 (b) shall be irrevocable.

         9.2. Plan Termination.

          (a) The Employer reserves the right to terminate the Plan in whole or in part or to discontinue contributions hereto at any time without the consent of any Employeer, Participant or beneficiary. Each affiliated Employer, by its adoption of the Plan, shall be deemed to have delegated this authority to the Employer.

          (b) Upon termination of the Plan, no Employer shall make any further contributions under the Plan and no amount shall thereafter be payable under the Plan to or in respect of any Participant except as provided in this Section 9.2. To the maximum extent permitted by ERISA, transfers, distributions or other dispositions of the assets of the Plan as provided in this Section 9.2 shall constitute a complete discharge of all liabilities under the Plan. All of the provisions of the Plan which in the opinion of the Plan Administrator are necessary for the administration of the Plan and the administration and distribution, transfer or other disposition of the assets of the Plan in accordance with this Section 9.2 and Section 9.11 shall remain in force. The interest of each Participant as of the date of the termination of the Plan in the amount, if any, allocated to the Participant"s Account shall be nonforfeitable as of such date. Upon receipt by the Plan Administrator of the approval of the Internal Revenue Service of such termination, the value of each such Account shall be determined as of the Valuation Date coinciding with or immediately preceding the date of distribution and shall be paid from the Trust to each Participant and former Participant (or, in the event of the death of a Participant or former Participant, the beneficiary thereof) in the manner of distribution specified in Article VI above, including payments which are deferred until the Participant's termination of service, as the Plan Administrator shall determine. All determinations, approvals and notifications referred to above shall be in form and substance and from a source satisfactory to counsel for the Plan.

          (c) In the event that the Plan Administrator or the Internal Revenue Service determines that a partial termination (within the meaning of ERISA) of the Plan has occurred, then the interest of each Participant affected thereby in the amount, if any, allocated to his or her Account shall be nonforfeitable as of the date of such partial termination.

         9.3. Notice of Amendment, Etc. Notice of any amendment, modification, suspension or termination of the Plan shall be given by the Board to the Plan Administrator, the Trustees and all Employers.

         9.4. Non-Alienation of Benefits. No benefit under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, except insofar as may be otherwise required by law or in accordance with a

"qualified domestic relations order" (as defined in Section 414(p) of the Code). Any attempt to do so shall be void and shall entitle the Plan Administrator to suspend such benefit and to hold or apply the same to or for the benefit of such Participant or his beneficiary, spouse, child, parent or other blood relative, or any of them.

         9.5. Employment Relation. The establishment of the Plan shall have no effect on the employment rights of any Employee or former Employee of an Employer. The adoption and maintenance of the Plan shall not constitute a contract between the Employer and any Employee, or consideration for, or an inducement to or condition of, the employment of any Employee.

         9.6. Payments to Minors and Incompetents. In the event that the Plan Administrator shall determine that a Participant or beneficiary hereunder is a minor, is unable to care for his affairs due to illness or accident, or is otherwise incompetent to receive a benefit payable hereunder, the Plan Administrator may, in its discretion, direct that any benefit payment due him, if not claimed by a duly appointed legal representative, may be held for the Participant or may be paid to his spouse, child, parent or other blood relative, or to a person with whom he resides, and any payment so made shall completely discharge the liability of the Plan therefor.

         9.7. Missing Persons. If the Plan Administrator cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, and if after such payment is due, a notice of such payment due is mailed to the last known address of such person, as shown on the records of the Plan Administrator or the Employer and within three months after such mailing such person has not made written claim therefor, the Plan Administrator, if it so elects, after receiving advice from counsel to the Plan, may direct that such payment and all remaining payments otherwise due to such person be canceled on the records of the Plan and the amount thereof applied to reduce the contributions of the Employer that had employed the Participant with respect to whom such payments were due, and upon such cancellation, the Plan and the Trust shall have no further liability therefor. However, if such person later notifies the Plan Administrator of his whereabouts and requests the payment or payments due him under the Plan, the payments due shall be paid to him from the general assets of the Trust.

         9.8. Sole Source of Benefits. The Participants of the Plan and their beneficiaries shall look solely to the assets of the Trust established hereunder for the benefits payable hereunder, and the Employer shall not be liable hereunder except to the extent payments are made to the Trust.

         9.9. Plan Qualification. Notwithstanding any other provision of the Plan, the adoption of the Plan, the execution of the trust agreement and all contributions to the Trust are conditioned upon the Plan and Trust being determined initially by the Internal Revenue Service to meet the qualification requirements of Section 401(a) of the Code, so that the Employer may deduct currently for Federal income tax purposes its contributions to the Trust and so that the Participants may exclude the contributions from their gross income and recognize income only when they receive benefits. In the event that this Plan is held by the Internal Revenue Service not to qualify initially under Section 401(a) of the Code, the Plan may be amended retroactively to the earliest date permitted by Treasury regulations in order to secure qualification under Section 401(a) of the Code. If this Plan is held by the Internal Revenue Service not to qualify under Section 401(a) of the

Code as originally adopted, each Employer contribution to the Trust under this Plan (including any earnings thereon) shall be returned to it, without any liability to any person, within one year after the date of denial of such approval, but only if an application for qualification is made within the time prescribed by law for filing the Employer"s return for the taxable year in which the Plan was adopted or such later date as the Secretary of the Treasury may prescribe, and this Plan shall be terminated. In the event that this Plan is amended after its initial qualification and the Plan as amended is held by the Internal Revenue Service not to qualify under Section 401(a) of the Code, the amendment may be modified retroactively to the earliest date permitted by Treasury regulations in order to secure approval of the amendment under Section 401(a) of the Code.

         9.10. Merger, Consolidation, Etc. No merger or consolidation with, or transfer of assets or liabilities to, any other plan shall occur unless, immediately after such merger, consolidation or transfer each Participant in the Plan would, if the Plan were then terminated, be entitled to receive a benefit equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation, or transfer if the Plan had then been terminated.

         9.11. Exclusive Benefit. Except to the extent required to be used to repay an Acquisition Loan, and under the circumstances permitted from time to time by the law governing the requirements applicable to qualified plans, within the meaning of Section 401 of the Code (or any successor provision), none of the assets held by the Trustees under the Plan shall, prior to the satisfaction of all liabilities under the Plan, ever revert to any Employer or otherwise be diverted to purposes other than the exclusive benefit of the Participants or their beneficiaries. Notwithstanding the foregoing:

          (a) any contribution made by an Employer or on behalf of an Employer because of a mistake of fact may be returned to such Employer within one year after such contribution is made; and

          (b) if the deduction of a contribution by an Employer or on behalf of an Employer is disallowed under Section 404 of the Code, then, to the extent the deduction is disallowed, such contribution may be returned to such Employer within one year after the disallowance of the deduction.

         9.12. Claims for Benefits. In the event a claim for benefits under the Plan is denied, notice of such denial shall be given to the Participant or beneficiary whose claim has been denied, clearly stating the reason for such denial and informing such Participant or beneficiary of the procedure for obtaining a full and fair review of such denial.

         9.13. Service of Plan Fiduciaries. Any Trustee, member of the Plan Administrator, or other Plan fiduciary may serve the Plan in more than one such capacity.

         9.14.  Governing  Law.  The  Plan  shall  be  construed,   interpreted,
regulated and administered under the laws of the State of Montana to the extent federal law does not apply.

         9.15. Gender and Number. Wherever used herein, the masculine gender shall include the feminine gender and the singular shall include the plural, unless the context clearly requires otherwise.

         9.16. Titles and Headings. The titles to Articles and headings of Sections of the Plan are for convenience of reference only. In case of conflict, the text of the Plan, rather than such titles and headings, shall control.


                         Article X. Top-Heavy Provisions

         10.1. Definitions.

          (a) For purposes of this Article X and as otherwise used in the Plan, the following definitions shall apply in addition to those set forth in
     Article I:

         "Aggregated Plans" shall mean (i) all plans of the Aggregation Group which are required to be aggregated with the Plan, and (ii) all plans of the Aggregation Group which are permitted to be aggregated with the Plan and which the Employer elects to aggregate with the Plan, for purposes of determining whether the Plan is Top-Heavy. A plan (including a terminated plan) shall be required to be aggregated with the Plan if such a plan during the Plan Year containing the Determination Date or any of the four preceding Plan Years, includes as a participant a Key Employee or enables a plan of the Aggregation Group in which a Key Employee participates to qualify under Section 401(a)(4) or
Section 410 of the Code. A plan of the Aggregation Group shall be permitted to be aggregated with the Plan if such plan satisfies the requirements of Sections 401(a)(4) and 410 of the Code, when considered together with the Plan and all plans which are required to be aggregated with the Plan. No plan shall be aggregated with the Plan unless it is a qualified plan under Section 401 of the Code. When aggregating plans, the value of account balances and accrued benefits shall be calculated with reference to the Determination Dates that fall within the same calendar year.

         "Compensation" for purposes of computing the minimum allocation, compensation shall mean compensation as defined in Treas. Reg. "1.415-2(d), as limited by Section 401(a)(17) of the Code. For purposes of determining whether an employee is a Key Employee, compensation shall mean compensation as defined in Section 415(c)(3) of the Code but including employer contributions made pursuant to a salary reduction arrangement.

         "Determination Date" shall mean, with respect to the first Plan Year, the last day of such Plan Year, and with respect to any subsequent Plan Year, the last day of the preceding Plan Year.

         "Key Employee" shall mean any Employee or former employee who at any time during the Plan Year containing the Determination Date or the four preceding Plan Years is or was (i) an officer of the Employer having annual compensation in excess of 50 percent of the dollar limit in effect under Section 415(b)(1)(A) for the calendar year in which such Plan Year ends; (ii) one of ten Employees having annual compensation from the Employer for a Plan Year in excess of the dollar limitation in effect under Section 415(c)(1)(A) of the code for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of section 318 of the Code) both more than a one-half percent interest and the largest interests in the Employer; (iii) a five percent owner of the Employer; or (iv) a one percent owner of the Employer having annual compensation in excess of $150,000. The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the Regulations thereunder.

         "Non-Key Employee" shall mean an individual who is not a Key Employee.

         "Top-Heavy" shall mean that as of the Determination Date for a Plan Year, the Value of Accumulated Benefits for Key Employees under all Aggregated Plans exceeds 60% of the Value of Accumulated Benefits for all individuals under all Aggregated Plans as set forth in Section 416(g) of the Code. Solely for the purpose of determining if the Plan, or any other plan included in a required Aggregation Group of which this Plan is a part, is Top-Heavy the accrued benefit of an Employee other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Aggregation Group, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

         "Valuation Date" means the annual date on which plan assets must be valued for the purpose of determining the value of account balances or the date as of which a defined benefit plan computes plan costs, assets and liabilities for purposes of minimum funding. The Valuation Date for a defined contribution plan shall be the most recent Valuation Date for such plan within the 12-month period ending on the Determination Date.

         "Value of Accumulated Benefits" shall mean the sum of:

               (i) In the case of a defined benefit plan, the present value of the accrued benefit determined as of the most recent Valuation Date which is within a 12-month period ending on the Determination Date and using the same actuarial assumptions as to interest and mortality as specified in such defined benefit plan, plus the sum of any amounts distributed to the individual during the Plan Year which includes the Determination Date and during the four (4) immediately preceding Plan Years.

               (ii) In the case of a defined contribution plan, the sum of the accounts of the individual as of the most recent Valuation Date which is within a 12-month period ending on the Determination Date, plus the sum of any amounts distributed to the individual during the Plan Year which includes the Determination Date and during the four (4) immediately preceding Plan Years.

         "Year of Top-Heavy Service" shall mean a Year of Service of a Participant which commenced in a Plan Year during which the Plan was Top-Heavy.

          (b) Only for purposes of determining a Key Employee"s allocation percentage under Section 10.2(a), any eEmployer matching and salary deferral contributions will be included. The minimum contributions specified in Section 10.2(a) shall apply to all Participants under this Plan who are Non-Key Employees except any such Participant who was not employed by an Employer on the last day of the Plan Year. In addition, in the case of a Non-Key Employee who is a participant in both this Plan and in a defined benefit plan that is an Aggregated Plan, the minimum contribution specified in Section 10.2(a) above shall be 5% of compensation.

         10.2. Minimum Contributions.

          (a) Except as otherwise provided in Section 10.2(b) below, if the Plan is determined to be Top-Heavy with respect to a Plan Year, the Employer contributions and Forfeitures allocated on behalf of any Participant who is a Non-Key Employee shall not be less than the lesser of 3 percent of such Participant's compensation (within the meaning of Section 415 of the Code) or, in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Section 401 of the Code, the largest percentage of Employer contributions and Forfeitures allocated on behalf of any Key Employee for that year. This minimum allocation is determined without regard to any social security contribution. The minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year.

          (b) The provision in Section 10.2(a) above shall not apply to any Participant who was not employed by an Employer on the last day of the Plan Year. The Plan Administrator shall to the maximum permitted by the Code and in accordance with the regulations thereunder, apply the provisions of this
     Section 10 by taking into account the benefits payable and the contributions made under all other defined contribution and defined benefit plans maintained by an Employer which are qualified under Section 401(a) of the Code to prevent inappropriate omissions or required duplication of minimum benefits or contributions.

         10.3. Vesting.

         If the Plan is determined to be Top-Heavy with respect to a Plan Year, the Vested interest of each Participant, who is credited with at least one Hour of Service on or after the date the Plan becomes Top-Heavy, in the amount allocated to his Account shall not be less than the percentage determined in accordance with the most favorable to the Participant of (i) the current vesting Schedule, or (ii) the following vesting schedule:

         Participant"s
        Years of Service                Vested Percentage
        ----------------                -----------------
          less than 2                          None
               2                                20%
               3                                40%
               4                                60%
               5                                80%
               6                               100%


If in a subsequent Plan Year the Plan is no longer Top-Heavy, the above vesting Schedule (if otherwise applicable) shall not apply to the portion of the Participant's Account attributable to Employer contributions and Forfeitures made on or after the first day of the first Plan Year in which the Plan is no longer Top-Heavy and the vesting provisions that were in effect prior to the time the Plan became Top-Heavy shall be reinstated, provided, however, that portions of a Participant's Account which were Vested prior to the time the Plan was no longer Top-Heavy shall remain Vested.

         IN WITNESS WHEREOF, American Federal Savings Bank has adopted this Plan this day of , 1999, effective as of the Effective Date.

WITNESS:                                  AMERICAN FEDERAL SAVINGS BANK



________________________________          By____________________________________
                                            Authorized Officer


         Eagle Bancorp, the holder of all the issued and outstanding capital stock of the Employer, a federally chartered savings bank, hereby consents to the obligations imposed on it pursuant to Section 6.3 of the Plan.


                                          EAGLE BANCORP



                                          By____________________________________
                                            Authorized Officer

                                AMERICAN FEDERAL

                         EMPLOYEE STOCK OWNERSHIP TRUST

                                AMERICAN FEDERAL
                         EMPLOYEE STOCK OWNERSHIP TRUST


         This TRUST AGREEMENT ("Agreement") is entered into this day of , 1999, by and between American Federal Savings Bank, a federally chartered savings bank having its principal place of business at 1400 Prospect Avenue, Helena, Montana 59601 (the "Employer"), and Larry A. Dreyer, Peter J. Johnson and Don O. Campbell (collectively, the "Trustees").

                               W I T N E S E T H:

         WHEREAS, the Employer has adopted an employee stock ownership plan ("Plan") to be qualified under section 401(a) of the Internal Revenue Code of 1986, as amended ("Code'), as well as the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") for the exclusive benefit of participating employees ("Participants") and their beneficiaries; and

         WHEREAS,  the  Plan  contemplates  the  establishment  of the  American
Federal Employee Stock Ownership Trust as a part of the Plan, to which contributions will be made from time to time, to be accepted, invested and maintained in accordance with this Agreement; and

         WHEREAS, the Plan provides for the assets of the Trust to be invested primarily in shares of voting common stock of the Employer which constitute "qualifying employer securities" within the meaning of Section 4975(e)(8) of the Code ("Employer Stock") and for the assumption of debt for the purpose of purchasing Employer Stock;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Employer and the Trustees hereby agree as follows:

                                    ARTICLE I
                                   Trust Fund

         Section 1.1 Definitions and Construction. Unless the context of this Agreement clearly indicates otherwise, the terms defined in Article I of the Plan shall, when used herein, have the same meaning as in the Plan. In this Agreement, the masculine gender shall include the feminine and neuter genders, the singular shall include the plural, and vice versa. The headings in this Agreement are used for the convenience of reference only and are to be ignored in any construction of the provisions thereof.

         Section 1.2 Trust Fund. The Employer hereby establishes with the Trustees a Trust, pursuant to the Plan, in which shall be deposited such Employer Stock and such sums of money as shall from time to time be paid or delivered to or deposited with the Trustees by or with the approval of the Employer in accordance with the terms of the Plan. All such Employer Stock and all such sums of money, all investments and reinvestments thereof and all earnings, appreciation and additions allocable thereto, less losses, depreciation and expenses allocable thereto and any payments made therefrom as authorized under the Plan or this Agreement shall constitute the "Trust Fund". The Trust Fund shall be held, managed and administered by the Trustees, in trust, and dealt with in accordance with the provisions of this Agreement and in accordance with any funding policy or guidelines established under the Plan that are communicated in writing to the Trustees.

         Section 1.3 Non-diversion of Funds. Notwithstanding anything to the contrary contained in this Agreement or any amendment thereto, no part of the Trust Fund other than such expenses, fees, indemnities and taxes properly charged to the Trust Fund under the Plan or this Agreement or as specifically provided in Sections 9.9 and 9.11 of the Plan, shall be used for or diverted to purposes other than for the exclusive benefit of Plan Participants and their beneficiaries.

         Section 1.4 Multiple Trustees. If there shall be more than one Trustee serving hereunder, they shall act by a majority of their number, but any one Trustee may be authorized to execute documents and to act on behalf of all Trustees hereunder. The Trustees shall certify in writing any such allocation of authority, and the limits thereof, to the Plan Administrator and the Employer, who may rely upon such certification for all purposes until notified in writing of a change in or revocation of such authority by the Trustees.

                                   ARTICLE II
                          Investment and Administration

         Section 2.1 Administration of Plan. In their capacities as Trustees hereunder, the Trustees shall have no authority over and shall have no responsibility for the administration of the Plan, which authority and responsibility shall be exercised by the Plan Administrator as provided in the Plan. The Trustees shall be under no duty to enforce the payment of any contribution to the Trust Fund and shall not be responsible for the adequacy of the Trust Fund to satisfy any obligations for benefits, expenses and liabilities under the Plan. The Plan Administrator shall furnish the Trustees with such information and data relative to the Plan as is necessary for the proper administration of the Trust Fund.

         Section 2.2 In General. The Trust Fund shall be held by the Trustees and shall be invested and reinvested as provided in this Article II, primarily in Employer Stock. Assets of the Trust Fund not invested in Employer Stock shall be invested in stocks, bonds, securities or other property of any kind, nature or description, without distinction between principal and income. The Trustees' investment decisions shall give due regard to the funding and liquidity policies established under the Plan.

         Section 2.3 Appointment of Investment Manager. (a) The Trustees may, in their discretion, appoint an investment manager ("Investment Manager") to direct the investment and reinvestment of all or any portion of the assets in the Trust

Fund, other than Employer Stock. Any such Investment Manager shall either (i) be registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Investment Advisers Act"); (ii) be a Bank, as defined in the Investment Advisers Act; or (iii) be an insurance company qualified to perform investment services under the laws of more than one state. Any such Investment Manager must acknowledge that it is a fiduciary with respect to the Plan.

         To the extent that an Investment Manager has not been appointed to invest any portion of the Trust Fund, the Trustees shall invest and reinvest the Trust Fund consistent with ERISA and the purposes of the Plan.

         Section 2.4 Investment in Commingled Funds. The Trustees may invest any assets of the Trust Fund, other than Employer Stock, in any commingled or group trust fund described in Section 401(a) of the Code and exempt under Section 501(a) of the Code or in any common trust fund exempt under Section 584 of the Code. To the extent that the Trust Fund is at any time invested in any commingled, group or common trust fund, the declaration of trust or other instrument pertaining to such fund and any amendments thereto are hereby adopted as part of this Agreement and deemed to form a part of the Plan. If there is any conflict between the provisions of this Agreement and such declaration of trust or other instrument, then the terms of the declaration of trust or other instrument of the commingled, group or common trust shall govern.

         Section 2.5  Uninvested  Cash.  Notwithstanding  any provisions of this
Article II to the contrary, the Trustees may hold uninvested cash or cash balances within the Trust Fund without being required to pay interest thereon, to the extent they deem advisable to meet the needs of the Plan for short-term liquidity.

         Section 2.6 Trustees' Authority. In addition to and not by way of limitation of any other powers conferred upon the Trustees by law or by other provisions of this Agreement, but subject to the provisions of Section 1.3 and this Article II, the Trustees are authorized and empowered:

          (a) to sell, exchange, convey, transfer or dispose of any property, whether real or personal, at any time held by them, and any sale may be made by private contract or by public auction, and for cash or upon credit, or partly for cash and partly upon credit, and no person dealing with the Trustees shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition;

          (b) to retain, manage, operate, repair and rehabilitate and to mortgage or lease for any period any real estate held by them and, in their discretion, cause to be formed any corporation or trust to hold title to any such real property;

          (c) subject to Section 2.7, to vote in person or by proxy on any stocks, bonds, or other securities held by them, to exercise any options appurtenant to any stocks, bonds or other securities for the conversion thereof into other stocks, bonds or securities, and to exercise any rights to subscribe for additional stocks, bonds or other securities and to make any and all necessary payment therefor and to enter into any voting trust;

          (d) with respect to any investment, to join in, dissent from, or oppose any action or inaction of any corporation, or of the directors, officers or stockholders of any corporation, including, without limitation, any reorganization, recapitalization, consolidation, liquidation, sale or merger;

          (e) to settle, adjust, compromise, or submit to arbitration any claims, debts or damages due or owing to or from the Trust Fund;

          (f) to deposit any property with any protective, reorganization or similar committee, to delegate power thereto and to pay and agree to pay part of its expenses and compensation and any assessments levied with respect to any property so deposited.

          (g) to commence or defend suits or legal proceedings, and to represent the Trust Fund in all suits or legal proceedings in any court or before any other body or tribunal;

          (h) to register securities in their names or in the name of any nominee or nominees with or without indication of the capacity in which the securities shall be held, or to hold securities in bearer form;

          (i) subject to Section 2.8, to borrow or raise moneys for the purposes of the Trust from any lender, except a corporate Trustee, and for any sum so borrowed to issue the Trustees' promissory note and to secure the repayment thereof by pledging all or any part of the Trust Fund, and no person lending money to the Trustees shall be bound to see to the application of the money loaned or to inquire into the validity, expedience or propriety of any such borrowing;

          (j)  to  make   distributions   upon   the   direction   of  the  Plan
     Administrator;

          (k) to employ such agents, counsel, independent appraisers, and accountants as the Trustees shall deem advisable, who shall be reimbursed by the Employer for their reasonable expenses and compensation;

          (l) to make, execute, acknowledge, and deliver any and all deeds, leases, assignments and instruments;

          (m) to invest assets of the Plan in deposits with the Employer, which deposits bear a reasonable interest rate; and

          (n) generally to do all acts which the Trustees may deem necessary or desirable for the administration and protection of the Trust Fund.

         Section 2.7 Exercise of Voting Rights with Respect to Employer Stock. The Trustees shall vote all Employer Stock held in the Trust Fund, except to the extent that Participants are entitled to direct the voting of any Employer Stock allocated to their Accounts as provided in the Plan.

         Section 2.8 Acquisition Loans. The Trustees may obtain a loan from any lender, or enter into a deferred payment obligation on behalf of the Plan (an "Acquisition Loan") only for the following purposes:

          (a) to purchase Employer Stock; or

          (b) to make payments of principal or interest, or a combination of principal and interest, with respect to such Acquisition Loan; or

          (c) to make payments of principal or interest, or a combination of principal and interest, with respect to a previously obtained Acquisition Loan that is then outstanding.

Any such Acquisition Loan shall meet the requirements set forth in Section 8.6 of the Plan and shall otherwise be on such terms and conditions as the Trustees may determine.


                                   ARTICLE III
                          Reliance and Indemnification


         Section 3.1 Trustees' Reliance. The Trustees may rely and act upon any certificate, notice or direction of the Plan Administrator, or of a person authorized to act on behalf of the Plan Administrator, or of the Employer or of an Investment Manager which the Trustees believes to be genuine and to have been signed by the person or persons duly authorized to sign such certificate, notice, or direction.

         Section 3.2 Legal Counsel. The Trustees may consult with legal counsel (who may be counsel to the Employer) and may charge the expense to the Employer concerning any question which may arise under this Agreement, and the opinions of such counsel shall be full and complete protection with respect to any action taken, or omitted, by the Trustees hereunder in good faith in accordance with the opinion of such counsel.

         Section 3.3 Indemnification. To the extent permitted by law, the Employer shall indemnify and save harmless the Trustees from and against any and all liability, claims, loss, damages and expenses (including, without limitation, reasonable attorneys' fees) to which the Trustees may be subject by reason of any act done or omitted to be done under this Agreement or the Plan, if said act or omission was done or occurred in good faith.

                                   ARTICLE IV
                        Distributions from the Trust Fund

         Section 4.1 In General. The Trustees shall make payments from the Trust Fund in such manner and amounts, at such times, and to such persons as the Plan Administrator may direct.

         Section 4.2 Direction by the Plan Administrator. (a) A direction by the Plan Administrator to make a distribution from the Trust Fund shall:

               (i) be made in writing;

               (ii) specify the amount of the payment, the method of payment, the date such payment is to be made, the person to whom payment is to be made, and the address to which the payment is to be sent; and

               (iii) be deemed to certify to the Trustees that such direction and any payment pursuant thereto are authorized under the terms of the Plan.

     (b) The Trustees shall be entitled to rely conclusively on the Plan Administrator's certification of its authority to direct a payment without independent investigation. The Trustees shall have no liability to any person with respect to payments made in accordance with the provisions of this Article IV.

         Section 4.3 Method of Payment. Payments of money by the Trustees may be made by check. Distributions of Employer Stock shall be made by causing the Employer, or its transfer agent, to issue to the distributee a stock certificate evidencing ownership of the designated number of shares of Employer Stock.

                                    ARTICLE V
                           Trustees' Responsibilities

         Section 5.1 General Standard of Care. The Trustees and any Investment Manager shall at all times discharge their duties with respect to the Trust Fund solely in the interest of the Plan Participants and their beneficiaries and with the care, skill, prudence, and diligence that, under the circumstances prevailing, a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

         Section 5.2 No Liability for Acts of Others. No "fiduciary" (as such term is defined in section 3(21) of ERISA) under this Agreement shall be liable for an act or omission of another person in carrying out any fiduciary responsibility where such fiduciary responsibility is allocated to such other person by this Agreement or pursuant to a procedure established in this Agreement except to the extent that:

     (a) such fiduciary participated knowingly in, or knowingly undertook to conceal, an act or omission of such other person, knowing such act or omission to be a breach of fiduciary responsibility;

     (b) such fiduciary, by his failure to comply with section 404(a)(1) of ERISA in the administration of his specific responsibilities which give rise to his status as a fiduciary, has enabled such other person to commit a beach of fiduciary responsibility;

     (c) such fiduciary has knowledge of a breach of fiduciary responsibility by such other person, unless he makes reasonable efforts under the circumstances to remedy the breach; or

     (d) such fiduciary is a "named fiduciary" (as such term is defined in section 401(a) of ERISA) and has violated his duties under section 404(a) (1) of
ERISA:

          (i) with respect to the allocation of fiduciary responsibilities among
     named   fiduciaries  or  the   designation  of  persons  other  than  named
     fiduciaries to carry out fiduciary responsibilities under this Agreement;

          (ii) with respect to the establishment or implementation of procedures for allocating fiduciary responsibilities among named fiduciaries or for designating persons other than named fiduciaries to carry out fiduciary responsibilities under this Agreement; or

          (iii) in continuing the allocation of fiduciary responsibilities among
     named   fiduciaries  or  the   designation  of  persons  other  than  named
     fiduciaries to carry out fiduciary responsibilities under this Agreement.

                                   ARTICLE VI
                               Trustees' Accounts

         Section 6.1 Accounts. The Trustees shall keep or cause to be kept accurate and detailed accounts of all investments, reinvestments, receipts and disbursements, and other transactions hereunder, and all such accounts and the books and records relating thereto shall be open to inspection at all reasonable times by the Employer or the Plan Administrator or persons designated by them.

         Section 6.2 Valuation of Trust Fund. The Trustees shall value or cause to be valued the Trust Fund as of the last business day of each Plan Year, and as of such other date(s) as may be directed by the Plan Administrator upon not less than sixty (60) days notice ("Valuation Date"). The Trustees shall report to the Plan Administrator the value of the Trust Fund as of each Valuation Date, within a reasonable time after the first day of the month next succeeding each such date.

         Section 6.3 Independent Appraiser. The Trustees shall engage a qualified independent appraiser to determine the fair market value of the Employer Stock at such times as may be directed by the Plan Administrator, or as may be necessary or desirable, in the discretion of the Trustees, to comply with ERISA. The fees and expenses of the appraiser shall be paid by the Employer.

         Section 6.4 Reports to the Plan Administrator. (a) Within sixty (60) days following each Valuation Date, and within sixty (60) days following the effective date of the resignation or removal of all Trustees as provided in
Section 8.1, the Trustees shall render to the Plan Administrator a written account setting forth all investments, receipts, disbursements and other transactions affecting the Trust Fund and any investment fund within the Trust Fund, which account shall be signed by the Trustees and mailed to the Plan Administrator.

          (b) The Plan Administrator shall notify the Trustees in writing of any objection or exception to an account so rendered not later than ninety (90) days following the date on which the Account was mailed to the Plan Administrator, whereupon the Plan Administrator and the Trustees shall cooperate in resolving such objection or exception.

          (c) If the Plan Administrator has not communicated in writing to the Trustees within ninety (90) days following the mailing of the account to the Plan Administrator any exception or objection to the account, the account shall become an account stated at the end of such ninety (90) day period. If the Plan Administrator does communicate such an exception or objection, as to which it later becomes satisfied, the Plan Administrator shall thereupon indicate in writing its approval of the account, or of the account as amended, and the account shall thereupon become an account stated.

          (d) Whenever an account shall have become an account stated as aforesaid, such account shall be deemed to be finally settled and shall be conclusive upon the Trustees, the Employer and all persons having or claiming to have any interest in the Trust Fund or under the Plan, and the Trustees shall be fully and completely discharged and released to the same extent as if the account had been settled and allowed by a judgment or decree of a court of competent jurisdiction in an action or proceeding in which the Trustees, the Employer, and all persons having or claiming to have an interest in the Trust Fund or under the Plan were parties.

         Section 6.5 Right of Judicial Settlement. Notwithstanding the provisions of section 6.3, the Trustees, the Plan Administrator, and the Employer, or any of them, shall have the right to apply at any time to a court of competent jurisdiction for the judicial settlement of the Trustees' account. In any such case, it shall be necessary to join as parties thereto only the Trustees, the Plan Administrator and the Employer; and any judgment or decree which may be entered therein shall be conclusive upon all persons having or claiming to have any interest in the Trust Fund or under the Plan.

         Section 6.6 Enforcement of Agreement. To protect the Trust Fund from expense which might otherwise be incurred, the Employer and the Plan Administrator shall have authority, either jointly or severally, to enforce this Agreement on behalf of all persons claiming any interest in the Trust Fund or under the Plan, and no other person may institute or maintain any action or proceeding against the Trustees or the Trust Fund in the absence of written authority from the Plan Administrator or a judgment of a court of competent jurisdiction that in refusing authority the Plan Administrator acted fraudulently or in bad faith.

                                   ARTICLE VII
                         Taxes: Compensation of Trustees

         Section 7.1 Taxes. Any taxes that may be imposed upon the Trust Fund or the income therefrom shall be deducted from and charged against the Trust Fund.

         Section 7.2 Compensation of Trustees; Expenses. The Trustees shall receive for their services hereunder such compensation as may be agreed upon in writing from time to time by the Employer and the Trustees and shall be reimbursed by the Employer for their reasonable expenses, including counsel fees, incurred in the performance of their duties hereunder. The Trustees shall deduct from and charge against the Trust Fund such compensation and all such expenses if not paid by the Employer, except that (a) all commissions paid in connection with the appraisal, acquisition or sale of Employer Stock shall be paid by the Employer; and (b) no person serving as a Trustee who receives full-time pay from an Employer whose Employees participate in the Plan shall receive any compensation (except for reimbursement of expenses) from the Trust Fund.

                                  ARTICLE VIII
                       Resignation and Removal of Trustees

         Section 8.1 Resignation or Removal of Trustees. Any Trustee may resign as a Trustee hereunder at any time by giving thirty (30) days prior written notice to the Employer. The Employer may remove any Trustee hereunder at any time by giving the Trustee written notice of such removal, which shall include notice of the appointment of a successor Trustee. Such removal shall take effect not earlier than thirty (30) days following receipt of such notice by the Trustee, unless otherwise agreed upon by the Trustee and the Employer.

         Section 8.2 Appointment of Successor. In the event of the resignation or removal of a Trustee, a successor Trustee shall be appointed by the Employer. Except as is otherwise provided in Section 8.1, such appointment shall take effect upon delivery to the remaining Trustees of an instrument so appointing the successor and an instrument of acceptance executed by such successor. If within thirty (30) days after notice of resignation shall have been given by a Trustee a successor shall not have been appointed as aforesaid, the remaining Trustee or Trustees shall have and exercise all the powers given to the Trustees hereunder until a successor has been duly appointed in accordance with the foregoing.

         Section 8.3 Successor Bound by Agreement. All the provisions of this Agreement shall apply to any successor Trustees with the same force and effect as if such successor had been originally named herein as a Trustee hereunder.

                                   ARTICLE IX
                           Amendment and Termination.

         Section 9.1 Amendment and Termination. (a) The Employer may, at any time and from time to time, by instrument in writing executed pursuant to authorization of its Board of Directors, (i) amend in whole or in part any or all of the provisions of this Agreement, or (ii) terminate this Agreement and the Trust created hereby; provided, however, that no amendment which affects the rights, duties, fees or responsibilities of the Trustees may be made without the Trustees' consent.

          (b) Effective Date. Any such amendment shall become effective upon receipt by the Trustees of the instrument of amendment and endorsement thereon by the Trustees of its consent thereto, if such consent is required. Any such termination shall become effective upon the receipt by the Trustees of the instrument of termination or any subsequent termination date as provided for therein; thereafter the Trustees, upon the direction of the Plan Administrator, shall liquidate the Trust Fund to the extent required for distribution and, after the final account of the Trustees has been approved or settled, shall distribute the balance of the Trust Fund remaining in its hands as directed by the Plan Administrator, or in the absence of such direction, as may be directed by a judgment or decree of a court of competent jurisdiction. Following any such termination, the powers of the Trustees hereunder shall continue as long as any of the Trust Fund remains in their hands.

                                   ARTICLE XI
                                  Miscellaneous

         Section 10.1 Binding Effect; Assignability. This Agreement shall be binding upon, and the powers granted to the Employer and the Trustees, respectively, shall be exercisable by the respective successors and assigns of the Employer and any corporate Trustee. Any corporation which shall, by merger, consolidation, purchase, or otherwise, succeed to substantially all the trust business of a corporate Trustee shall, upon such succession and without any appointment or other action by the Employer, be and become a successor Trustee hereunder.

         Section 10.2 Governing Law. This Agreement and the trust created and the Trust Fund held hereunder shall be interpreted, construed and administered in accordance with the laws of the State of Montana, to the extent federal law does not apply.

         Section 10.3 Notices. Any communication to the Trustees, including any notice, direction, designation, certification, order, instruction, or objection shall be in writing and signed by the person authorized under the Plan to give the communication. The Trustees shall be fully protected in acting in accordance with any such written communication. Any notice required or permitted to be given to a party hereunder shall be deemed given if in writing and hand delivered or mailed, postage prepaid, certified mail, return receipt requested, to such party at the following address or at such other address as such party may by notice specify:

         If to the Employer:

                  American Federal Savings Bank
                  1400 Prospect Avenue
                  Helena, Montana  59601
                  Attn:  Peter J. Johnson, Chief Financial Officer

         If to the Trustees:

                  Larry A. Dreyer
                  Peter J. Johnson
                  Don O. Campbell
                  American Federal Savings Bank
                  1400 Prospect Avenue
                  Helena, Montana  59601

         Section 10.4 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity of enforceability of the remaining provisions.

         Section 10.5 Waiver. Failure of any party to insist at any time or times upon strict compliance with any provision of this Agreement shall not be a waiver of such provision at such time or any later time unless in a writing designated as a waiver and signed by or on behalf of the party against whom enforcement of the waiver is sought.

         Section 10.6 Non-Alienation. No interest, right or claim in or to any part of the Trust Fund or any payment therefrom shall be assignable, transferable or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution, or levy of any kind, and the Trustees and the Plan Administrator shall not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute, or anticipate the same, except to the extent required by law.

         Section 10.7 Qualified Plan and Trust. This Agreement and the trust hereby created are part of an employee benefit plan which the Employer intends shall be qualified under section 401(a) and 4975(e)(7) of the Code and until advised to the contrary, the Trustees may assume that the Plan so qualifies and that the trust is exempt from tax under section 401(a) of the Code. However, any taxes that may be assessed on or in respect of the Trust Fund shall be a charge against the Trust Fund. All contributions made prior to the receipt by the Employer of a determination from the Internal Revenue Service to the effect that the Trust forming part of the Plan is a qualified trust under Section 401(a) of the Code and that the Trust is exempt from federal income tax under Section 401(a) of the Code shall be made on the express condition that such a determination is received, and in the event that the Internal Revenue Service determines that the Trust and the Plan are not so qualified, all contributions made prior to the date of the receipt of such determination after giving effect to any income, gain or loss, less any compensation and expenses properly chargeable thereto, shall be returned to the Employer.

         Section 10.8 Compliance with Securities Laws. In the event that the Plan or any portion thereof, or any interest therein, by virtue of investments made in Employer Stock, shall be deemed to be a "security" for purposes of the Securities Act of 1933, the Securities Exchange Act of 1934 or any other federal or state law, for which there is no exemption from the registration, reporting, blue sky or other requirements applicable to securities under such laws, the Employer shall, at its sole cost and expense, take all such actions as are necessary or appropriate to comply with the requirements of such laws. The Employer hereby agrees to indemnify the Trustees and hold them harmless from and against any claim or liability which may be asserted against the Trustees by reason of any determination that the Plan or any portion thereof, or any interest therein, constitutes such a security.

         Section 10.9 Headings. The headings of Articles and sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Agreement, the text shall control.

         Section 10.10 Construction of Language. Whenever appropriate in this Agreement, words used in the singular may be read in the plural; words used in the plural may be read in the singular; and words importing the masculine gender shall be deemed equally to refer to the female gender or the neuter. Any reference to a section number shall refer to a section of this Agreement, unless otherwise indicated.

         Section 10.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

ATTEST:                                  AMERICAN FEDERAL SAVINGS BANK


________________________________         By:____________________________________
                                            Larry A. Dreyer, President


                                         TRUSTEES


________________________________            ____________________________________
                                            Larry A. Dreyer, Trustee



________________________________            ____________________________________
                                            Peter J. Johnson, Trustee


                                            ____________________________________
                                            Don O. Campbell, Trustee